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                                                                EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Summit Cash Reserves Fund
of Financial Institutions Series Trust:

We consent to the use in this Registration Statement of our report dated July 1, 1997 appearing in Part B, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
September 26, 1997